Exhibit 10.2
TECHNOLOGY SOLUTIONS COMPANY
1996 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
          Technology Solutions Company (the “Company”) hereby grants to                                          (the “Holder”) as of                                         , 2006 (the “Grant Date”), pursuant to the provisions of the Company’s 1996 Stock Incentive Plan, as amended (the “Plan”), a restricted stock unit award (the “Award”) with respect to                      shares of the Company’s Common Stock, $0.01 par value (“Stock”), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.
          1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall accept this Agreement by executing it in the space provided below and returning it to the Company.
          2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares.
          3. Vesting of Shares Subject to Award.
          3.1. Vesting of Award. Except for the vesting of the Award upon a Change in Control as provided in Section 3.2 of this Agreement and Section 6.8 of the Plan, the Award shall vest as follows:
          (a) The Award shall vest on the first anniversary of the Grant Date with respect to one-third of the number of shares of Stock subject to the Award on the Grant Date, rounded up to the nearest whole share, provided the Holder remains in continuous employment with the Company through such anniversary date.
          (b) The Award shall vest on the second anniversary of the Grant Date with respect to one-third of the number of shares of Stock subject to the Award on the Grant Date, rounded down to the nearest whole share, provided that (i) the Holder remains in continuous employment with the Company through such anniversary date and (ii) the Company reports positive net income, within the meaning of U.S. Generally Accepted Accounting Principles, in its audited financial statements for the calendar year ending prior to such anniversary date.
          (c) The Award shall vest on the third anniversary of the Grant Date with respect to the remaining shares of Stock subject to the Award on the Grant Date, provided that (i) the Holder remains in continuous employment with the Company through such anniversary date and (ii) the Company reports positive net income, within the meaning of U.S. Generally Accepted Accounting Principles, in its audited financial statements for the calendar year ending prior to such anniversary date.

If the Holder’s employment by the Company terminates for any reason, the Holder shall forfeit all rights with respect to the shares of Stock which are not vested as of the effective date of the Holder’s termination of employment and such unvested portion of the Award shall be cancelled by the Company. If the Company fails to meet the performance objective set forth in Section 3.1(b) or 3.1(c), the shares of Stock that otherwise would have vested pursuant to such Section shall be forfeited and such portion of the Award shall be cancelled by the Company.
          3.2. Change in Control. Notwithstanding anything herein to the contrary, to the extent the Award remains outstanding upon a Change in Control, all conditions and restrictions relating to the continued performance of services and the attainment of performance goals set forth in Section 3.1 of this Agreement shall immediately lapse upon a Change in Control, and the Award shall thereupon become fully vested.
          4. Termination of Award. In the event that the Holder shall forfeit all or a portion of the shares of Stock subject to the Award, the Holder shall, upon the Company’s request, promptly return this Agreement to the Company for cancellation. Such cancellation shall be effective regardless of whether the Holder returns this Agreement.
          5. Additional Terms and Conditions of Award.
          5.1. Nontransferability of Award. The Award is not transferable by the Holder except by will or the laws of descent and distribution (or to a designated beneficiary in the event of the Holder’s death). The Award may not be pledged, mortgaged, hypothecated or otherwise encumbered and shall not be subject to the claims of creditors.
          5.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to the Holder of any shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.
          5.3. Withholding Taxes. As a condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder, including the shares issuable pursuant to this Award.
          5.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder, in connection with the first settlement of the Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the Fair Market Value of a share of Common Stock on the settlement date.
          5.5. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
          5.6. Delivery of Certificates. Subject to Section 5.3, as soon as practicable after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.3.
          5.7. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company.
          5.8. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
          5.9. Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of it authorized but unissued shares of Stock, the full number of unvested shares subject to the Award from time to time.

          5.10. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.
          6. Miscellaneous Provisions.
          6.1. Meaning of Certain Terms. As used herein, the term “vest” shall mean no longer subject to forfeiture. As used herein, employment by the Company shall include employment by an affiliate of the Company.
          6.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
          6.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing either (i) by actual delivery to the party entitled thereto, or (ii) by mailing in the U.S. mails to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto, and in case (ii) on the date of its mailing.
          6.4. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.
          6.5. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

TECHNOLOGY SOLUTIONS COMPANY

By:

Name:

Title:

Accepted this day of , 2006.

Holder

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